                    CERTIFICATE OF CORRECTION

                               OF

                    ARTICLES OF INCORPORATION

                               OF

               ALLIANCE PREMIER GROWTH FUND, INC.


         FIRST: This Certificate of Correction corrects the Articles of Incorporation of Alliance Premier Growth Fund, Inc. (originally filed under the name Alliance Wealth Builder Fund, Inc.) (the "Corporation") executed by Donna L. Schaeffer as incorporator of the Corporation and filed on July 9, 1992.

         SECOND: As previously filed, Article FIFTH, paragraph 9, subparagraph (d), provided as follows:

              "(d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates resulting from the conversion need not be issued until certificates representing shares of the Class A Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer."

         THIRD: As corrected, Article FIFTH, paragraph 9, subparagraph (d), provides as follows:

              "(d) On the Conversion Date, the shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates resulting from the conversion need not be issued until certificates representing shares of the Class B Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer."




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         IN WITNESS WHEREOF, the undersigned, being the

incorporator of the Corporation, has adopted and signed this

Certificate of Correction for the purpose of correcting the

Articles of Incorporation as originally filed on July 9, 1992 and does hereby acknowledge that the adoption and signing are her act.




                                   /s/ Donna L. Schaeffer
                                  _________________________
                                    Donna L. Schaeffer

Dated:   September 22, 1992

































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